Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Monday, August 5, 2024

MEDIA CONTACT:	INVESTOR CONTACTS:
media@williams.com (800) 945-8723	Danilo Juvane (918) 573-5075	Caroline Sardella (918) 230-9992

Williams Delivers Strong Second-Quarter Results

TULSA, Okla. – Williams (NYSE: WMB) today announced its unaudited financial results for the three and six months ended June 30, 2024.

Financial results build on track record of year-over-year consecutive growth
•GAAP net income of $401 million, or $0.33 per diluted share (EPS)
•Adjusted net income of $521 million, or $0.43 per diluted share (Adj. EPS)
•Record 2Q Adjusted EBITDA of $1.667 billion – up $56 million or 3% vs. 2Q 2023
•Cash flow from operations (CFFO) of $1.279 billion
•Available funds from operations (AFFO) of $1.250 billion – up $35 million or 3% vs. 2Q 2023
•Dividend coverage ratio of 2.16x (AFFO basis)
•On track to achieve top half of 2024 financial guidance

Crisp project execution and accelerating natural gas demand drive strong financial outlook
•Optimized portfolio by exiting Aux Sable joint venture position and consolidating ownership interest in Gulf of Mexico Discovery system
•Placed Transco's Regional Energy Access into full service ahead of schedule on Aug. 1
•Placed Marcellus South and MountainWest's Uinta Basin expansions in-service
•Significant emissions reductions and cost savings accomplished in replacing 57 Transco and Northwest Pipeline compressor units to date
•Initiated construction activities on Louisiana Energy Gateway gathering, treating and carbon capture & sequestration project
•Began construction on Transco's Texas to Louisiana Energy Pathway expansion
•Signed precedent agreement on Transco's Gillis West expansion
•Published 2023 Sustainability Report; set 2028 methane intensity goal for OGMP 2.0

CEO Perspective
Alan Armstrong, president and chief executive officer, made the following comments:

“Our record second quarter Adjusted EBITDA was driven primarily by the strong performance of our transmission and storage business. Even in this environment of low gas prices, we continue to deliver and are on track to achieve the top half of financial guidance this year and even higher levels of growth in 2025 with an expected five-year compound annual growth rate of over 12 percent on our Adjusted EPS, 2020 to 2025.

“Our teams have continued to execute on our strategy across all fronts, including placing projects into service in the Northeast, the West and the Deepwater Gulf of Mexico. In addition to bringing Transco’s Regional Energy Access expansion fully online ahead of schedule, we have initiated construction activities on the Louisiana Energy Gateway gathering, treating and carbon capture & sequestration project as well as Transco’s Texas to Louisiana Energy Pathway expansion. We also continued to optimize our portfolio by selling our stake in the Aux Sable joint venture at an attractive premium and consolidated our ownership interest in the Gulf of Mexico Discovery system at an attractive value, which allows us to improve efficiencies in this commercially active and growing region.”

Armstrong added, “We’ve been delivering consecutive year-over-year growth for more than a decade at Williams, and all signals indicate that the future will be even stronger as demand for natural gas accelerates due to increasing electrification and LNG exports. With our powerful backlog of projects and outstanding track record of execution, no other company is better positioned than Williams to convert these opportunities into compounding returns for our shareholders.”

Williams Summary Financial Information	2Q				Year to Date
Amounts in millions, except ratios and per-share amounts. Per share amounts are reported on a diluted basis. Net income amounts are from continuing operations attributable to The Williams Companies, Inc. available to common stockholders.	2024		2023		2024		2023

GAAP Measures
Net Income	$401		$547		$1,032		$1,473
Net Income Per Share	$0.33		$0.45		$0.84		$1.20
Cash Flow From Operations	$1,279		$1,377		$2,513		$2,891

Non-GAAP Measures (1)
Adjusted EBITDA	$1,667		$1,611		$3,601		$3,406
Adjusted Net Income	$521		$515		$1,240		$1,199
Adjusted Earnings Per Share	$0.43		$0.42		$1.01		$0.98
Available Funds from Operations	$1,250		$1,215		$2,757		$2,660
Dividend Coverage Ratio	2.16	x	2.23	x	2.38	x	2.44	x

Other
Debt-to-Adjusted EBITDA at Quarter End (2)	3.76	x	3.50	x
Capital Investments (Excluding Acquisitions) (3) (4)	$663		$715		$1,226		$1,240

(1) Schedules reconciling Adjusted Net Income, Adjusted EBITDA, Available Funds from Operations and Dividend Coverage Ratio (non-GAAP measures) to the most comparable GAAP measure are available at www.williams.com and as an attachment to this news release.

(2) Does not represent leverage ratios measured for WMB credit agreement compliance or leverage ratios as calculated by the major credit ratings agencies. Debt is net of cash on hand, and Adjusted EBITDA reflects the sum of the last four quarters.

(3) Capital Investments include increases to property, plant, and equipment (growth & maintenance capital), purchases of and contributions to equity-method investments and purchases of other long-term investments.

(4) Year-to-date 2024 capital excludes $1.844 billion for the acquisition of the Gulf Coast Storage assets, which closed in January 2024. Year-to-date 2023 capital excludes $1.053 billion for the acquisition of MountainWest, which closed in February 2023.

GAAP Measures
Second-quarter 2024 net income decreased by $146 million compared to the prior year reflecting an unfavorable change of $214 million in net unrealized gains/losses on commodity derivatives, higher net interest expense from recent debt issuances and retirements, as well as higher operating costs, depreciation and interest expense resulting from recent acquisitions. These unfavorable changes were partially offset by a $89 million increase in service revenues driven by acquisitions and expansion projects, as well as higher equity allowance for funds used during construction (equity AFUDC) associated with ongoing capital projects at our regulated natural gas pipelines. The tax provision decreased primarily due to lower pretax income.

Year-to-date 2024 net income decreased by $441 million compared to the prior year reflecting an unfavorable change of $633 million in net unrealized gains/losses on commodity derivatives, higher net interest expense from recent debt issuances and retirements, lower realized hedge gains in the West, as well as higher operating costs, depreciation and interest expense resulting from recent acquisitions. These unfavorable changes were partially offset by a $300 million increase in service revenues driven by acquisitions and expansion projects, higher commodity margins, and higher equity AFUDC. The tax provision decreased primarily due to lower pretax income.

Second-quarter and year-to-date 2024 cash flow from operations decreased compared to the prior year primarily due to unfavorable net changes in both working capital and derivative collateral requirements, partially offset by higher operating results exclusive of non-cash items.

Non-GAAP Measures
Second-quarter 2024 Adjusted EBITDA increased by $56 million over the prior year, driven by the previously described favorable net contributions from acquisitions and expansion projects. Year-to-date 2024 Adjusted EBITDA increased by $195 million over the prior year, similarly reflecting favorable net contributions from acquisitions and expansion projects, as well as higher commodity margins.

Second-quarter and year-to-date 2024 Adjusted Net Income improved by $6 million and $41 million, respectively, over the prior year, driven by the previously described impacts to net income, adjusted primarily to remove the effects of net unrealized gains/losses on commodity derivatives and the related income tax effects.

Second-quarter and year-to-date Available Funds From Operations (AFFO) increased by $35 million and $97 million, respectively, compared to the prior year primarily due to higher results from continuing operations exclusive of non-cash items.

Business Segment Results & Form 10-Q
Williams' operations are comprised of the following reportable segments: Transmission & Gulf of Mexico, Northeast G&P, West and Gas & NGL Marketing Services, as well as Other. For more information, see the company's second-quarter 2024 Form 10-Q.

	Second Quarter						Year to Date
Amounts in millions	Modified EBITDA			Adjusted EBITDA			Modified EBITDA			Adjusted EBITDA
	2Q 2024	2Q 2023	Change	2Q 2024	2Q 2023	Change	2024	2023	Change	2024	2023	Change
Transmission & Gulf of Mexico	$808	$731	$77	$812	$748	$64	$1,637	$1,446	$191	$1,651	$1,476	$175
Northeast G&P	481	515	(34)	479	515	(36)	985	985	—	983	985	(2)
West	318	312	6	319	312	7	645	616	29	647	598	49
Gas & NGL Marketing Services	(126)	68	(194)	(14)	(16)	2	(25)	635	(660)	175	215	(40)
Other	47	41	6	71	52	19	123	115	8	145	132	13
Total	$1,528	$1,667	($139)	$1,667	$1,611	$56	$3,365	$3,797	($432)	$3,601	$3,406	$195

Note: Williams uses Modified EBITDA for its segment reporting. Definitions of Modified EBITDA and Adjusted EBITDA and schedules reconciling to net income are included in this news release.

Transmission & Gulf of Mexico
Second-quarter 2024 Modified and Adjusted EBITDA improved compared to the prior year driven by favorable net contributions from the Gulf Coast Storage acquisition and the Regional Energy Access expansion project, as well as higher equity AFUDC. Year-to-date 2024 Modified and Adjusted EBITDA also benefited from the MountainWest acquisition. Modified EBITDA for all periods was impacted by one-time acquisition costs, which are excluded from Adjusted EBITDA.

Northeast G&P
Second-quarter 2024 Modified and Adjusted EBITDA decreased compared to the prior year driven by lower gathering volumes, partially offset by higher rates at Susquehanna Supply Hub and Bradford. For the year-to-date comparison, both metrics were largely unchanged as these higher rates offset the lower gathering volumes.

West
Second-quarter 2024 Modified and Adjusted EBITDA increased compared to the prior year benefiting from the DJ Basin Acquisitions and higher volumes on the Overland Pass Pipeline, partially offset by lower gathering volumes and lower realized gains on natural gas hedges. Both metrics also improved for the year-to-date period reflecting similar drivers, as well as improved commodity margins reflecting favorable changes in shrink prices related to the absence of a short-term gas price spike at Opal in 2023. The year-to-date Modified EBITDA was also impacted by the absence of a first-quarter 2023 favorable contract settlement, which is excluded from Adjusted EBITDA.

Gas & NGL Marketing Services
Second-quarter 2024 Modified EBITDA decreased from the prior year primarily reflecting a $200 million net unfavorable change in unrealized gains/losses on commodity derivatives, which is excluded from Adjusted EBITDA. Year-to-date 2024 Modified EBITDA also decreased from the prior year reflecting a decline in gas marketing margins and a $628 million net unfavorable change in unrealized gains/losses on commodity derivatives, which is excluded from Adjusted EBITDA.

Strategic Transactions
Williams recently closed two strategic transactions to further derisk its portfolio from commodity price volatility and enhance the performance of commercially active and growing Gulf of Mexico assets.

Williams sold its 14 percent stake in a joint venture with Aux Sable for $160 million. The non-operated joint venture assets include a processing and fractionation facility near Chicago and a rich gas gathering pipeline and conditioning plant in North Dakota. Williams’ ownership in the joint venture was subject to cash flow volatility because the keep-whole arrangement made distributions sensitive to commodity prices.

Separately, Williams purchased from Phillips 66 for $170 million its 40 percent stake in Discovery pipeline in the Gulf of Mexico, bringing Williams’ ownership interest to 100 percent, as well as Phillips 66's Dauphin Island Gathering Partners system. Discovery's assets include approximately 600 miles of offshore gas pipelines, a 600 MMcf/d gas processing plant and a 35 Mbbls/d fractionator, both in Louisiana.

2024 Financial Guidance
Williams continues to expect Adjusted EBITDA at the top half of its 2024 guidance range of $6.8 billion and $7.1 billion. In addition, the company continues to expect 2024 growth capex between $1.45 billion and $1.75 billion and maintenance capex between $1.1 billion and $1.3 billion, which includes capital of $350 million for emissions reduction and modernization initiatives. For 2025, the company continues to expect Adjusted EBITDA between $7.2 billion and $7.6 billion with growth capex between $1.65 billion and $1.95 billion and maintenance capex between $750 million and $850 million, which includes capital of $100 million based on midpoint for emissions reduction and modernization initiatives. Williams continues to anticipate a leverage ratio midpoint for 2024 of 3.85x and increased the dividend by 6.1% on an annualized basis to $1.90 in 2024 from $1.79 in 2023.

Williams' Second-Quarter 2024 Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow
Williams' second-quarter 2024 earnings presentation will be posted at www.williams.com. The company's second-quarter 2024 earnings conference call and webcast with analysts and investors is scheduled for Tuesday, Aug. 6, at 9:30 a.m. Eastern Time (8:30 a.m. Central Time). Participants who wish to join the call by phone must register using the following link: https://register.vevent.com/register/BI8cf6dbf9f06f47fabd194ab9f38a7eb8

A webcast link to the conference call will be provided on Williams' Investor Relations website. A replay of the webcast will also be available on the website for at least 90 days following the event.

About Williams
Williams (NYSE: WMB) is a trusted energy industry leader committed to safely, reliably, and responsibly meeting growing energy demand. We use our 33,000-mile pipeline infrastructure to move a third of the nation’s natural gas to where it's needed most, supplying the energy used to heat our homes, cook our food and generate low-carbon electricity. For over a century, we’ve been driven by a passion for doing things the right way. Today, our team of problem solvers is leading the charge into the clean energy future – by powering the global economy while delivering immediate emissions reductions within our natural gas network and investing in new energy technologies. Learn more at www.williams.com.

The Williams Companies, Inc.
Consolidated Statement of Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(Millions, except per-share amounts)
Revenues:
Service revenues	$1,837	$1,748	$3,742	$3,442
Service revenues – commodity consideration	18	27	48	63
Product sales	610	593	1,455	1,438
Net gain (loss) from commodity derivatives	(129)	115	(138)	621
Total revenues	2,336	2,483	5,107	5,564
Costs and expenses:
Product costs	424	421	950	974
Net processing commodity expenses	17	44	22	98
Operating and maintenance expenses	522	481	1,033	944
Depreciation and amortization expenses	540	515	1,088	1,021
Selling, general, and administrative expenses	164	161	350	337
Other (income) expense – net	(27)	(9)	(44)	(40)
Total costs and expenses	1,640	1,613	3,399	3,334
Operating income (loss)	696	870	1,708	2,230
Equity earnings (losses)	147	160	284	307
Other investing income (loss) – net	18	13	42	21
Interest expense	(339)	(306)	(688)	(600)
Other income (expense) – net	33	19	64	39
Income (loss) before income taxes	555	756	1,410	1,997
Less: Provision (benefit) for income taxes	129	175	322	459
Income (loss) from continuing operations	426	581	1,088	1,538
Income (loss) from discontinued operations)	—	(87)	—	(87)
Net income (loss)	426	494	1,088	1,451
Less: Net income (loss) attributable to noncontrolling interests	25	34	55	64
Net income (loss) attributable to The Williams Companies, Inc.	401	460	1,033	1,387
Less: Preferred stock dividends	—	—	1	1
Net income (loss) available to common stockholders	$401	$460	$1,032	$1,386
Amounts attributable to The Williams Companies, Inc. available to common stockholders:
Income (loss) from continuing operations	$401	$547	$1,032	$1,473
Income (loss) from discontinued operations	—	(87)	—	(87)
Net income (loss) available to common stockholders	$401	$460	$1,032	$1,386
Basic earnings (loss) per common share:
Income (loss) from continuing operations	$.33	$.45	$.85	$1.21
Income (loss) from discontinued operations	—	(.07)	—	(.07)
Net income (loss) available to common stockholders	$.33	$.38	$.85	$1.14
Weighted-average shares (thousands)	1,219,367	1,217,673	1,218,761	1,218,564
Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$.33	$.45	$.84	$1.20
Income (loss) from discontinued operations	—	(.07)	—	(.07)
Net income (loss) available to common stockholders	$.33	$.38	$.84	$1.13
Weighted-average shares (thousands)	1,222,236	1,219,915	1,222,229	1,223,429

The Williams Companies, Inc.
Consolidated Balance Sheet
(Unaudited)

	June 30,	December 31,
	2024	2023
	(Millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$55	$2,150
Trade accounts and other receivables (net of allowance of $4 at June 30, 2024 and $3 at December 31, 2023)	1,398	1,655
Inventories	274	274
Derivative assets	218	239
Other current assets and deferred charges	170	195
Total current assets	2,115	4,513
Investments	4,612	4,637
Property, plant, and equipment	54,930	51,842
Accumulated depreciation and amortization	(18,228)	(17,531)
Property, plant, and equipment – net	36,702	34,311
Intangible assets – net of accumulated amortization	7,402	7,593
Regulatory assets, deferred charges, and other	1,578	1,573
Total assets	$52,409	$52,627

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,192	$1,379
Derivative liabilities	109	105
Accrued and other current liabilities	1,229	1,284
Commercial paper	630	725
Long-term debt due within one year	1,536	2,337
Total current liabilities	4,696	5,830
Long-term debt	24,096	23,376
Deferred income tax liabilities	4,107	3,846
Regulatory liabilities, deferred income, and other	4,764	4,684
Contingent liabilities and commitments

Equity:
Stockholders’ equity:
Preferred stock ($1 par value; 30 million shares authorized at June 30, 2024 and December 31, 2023; 35 thousand shares issued at June 30, 2024 and December 31, 2023)	35	35
Common stock ($1 par value; 1,470 million shares authorized at June 30, 2024 and December 31, 2023; 1,258 million shares issued at June 30, 2024 and 1,256 million shares issued at December 31, 2023)	1,258	1,256
Capital in excess of par value	24,589	24,578
Retained deficit	(12,419)	(12,287)
Accumulated other comprehensive income (loss)	13	—
Treasury stock, at cost (39 million shares at June 30, 2024 and December 31, 2023 of common stock)	(1,180)	(1,180)
Total stockholders’ equity	12,296	12,402
Noncontrolling interests in consolidated subsidiaries	2,450	2,489
Total equity	14,746	14,891
Total liabilities and equity	$52,409	$52,627

The Williams Companies, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2024	2023
	(Millions)
OPERATING ACTIVITIES:
Net income (loss)	$1,088	$1,451
Adjustments to reconcile to net cash provided (used) by operating activities:
Depreciation and amortization	1,088	1,021
Provision (benefit) for deferred income taxes	258	427
Equity (earnings) losses	(284)	(307)
Distributions from equity-method investees	394	418
Net unrealized (gain) loss from commodity derivative instruments	223	(410)
Inventory write-downs	6	23
Amortization of stock-based awards	48	40
Cash provided (used) by changes in current assets and liabilities:
Accounts receivable	270	1,423
Inventories	(3)	41
Other current assets and deferred charges	12	24
Accounts payable	(219)	(1,220)
Accrued and other current liabilities	(76)	(72)
Changes in current and noncurrent commodity derivative assets and liabilities	(141)	119
Other, including changes in noncurrent assets and liabilities	(151)	(87)
Net cash provided (used) by operating activities	2,513	2,891
FINANCING ACTIVITIES:
Proceeds from (payments of) commercial paper – net	(95)	(352)
Proceeds from long-term debt	2,100	1,503
Payments of long-term debt	(2,274)	(14)
Payments for debt issuance costs	(18)	(13)
Proceeds from issuance of common stock	5	4
Purchases of treasury stock	—	(130)
Common dividends paid	(1,158)	(1,091)
Dividends and distributions paid to noncontrolling interests	(130)	(112)
Contributions from noncontrolling interests	36	18
Other – net	(18)	(17)
Net cash provided (used) by financing activities	(1,552)	(204)
INVESTING ACTIVITIES:
Property, plant, and equipment:
Capital expenditures (1)	(1,123)	(1,155)
Dispositions - net	(27)	(21)
Purchases of businesses, net of cash acquired	(1,844)	(1,053)
Purchases of and contributions to equity-method investments	(82)	(69)
Other – net	20	10
Net cash provided (used) by investing activities	(3,056)	(2,288)
Increase (decrease) in cash and cash equivalents	(2,095)	399
Cash and cash equivalents at beginning of year	2,150	152
Cash and cash equivalents at end of period	$55	$551
_________
(1) Increases to property, plant, and equipment	$(1,141)	$(1,168)
Changes in related accounts payable and accrued liabilities	18	13
Capital expenditures	$(1,123)	$(1,155)

Transmission & Gulf of Mexico
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Regulated interstate natural gas transportation, storage, and other revenues (1)	$774	$786	$794	$822	$3,176	$836	$805	$1,641
Gathering, processing, storage and transportation revenues	100	104	114	100	418	137	147	284
Other fee revenues (1)	6	8	5	4	23	12	9	21
Commodity margins	10	8	7	8	33	9	5	14
Operating and administrative costs (1)	(254)	(254)	(257)	(270)	(1,035)	(254)	(261)	(515)
Other segment income (expenses) - net (1)	26	31	36	26	119	43	54	97
Gain on sale of business	—	—	130	(1)	129	—	—	—
Proportional Modified EBITDA of equity-method investments	53	48	52	52	205	46	49	95
Modified EBITDA	715	731	881	741	3,068	829	808	1,637
Adjustments	13	17	(127)	11	(86)	10	4	14
Adjusted EBITDA	$728	$748	$754	$752	$2,982	$839	$812	$1,651

Statistics for Operated Assets
Natural Gas Transmission (2)
Transcontinental Gas Pipe Line
Avg. daily transportation volumes (MMdth)	14.3	13.2	14.0	14.0	13.9	14.6	12.9	13.8
Avg. daily firm reserved capacity (MMdth)	19.5	19.4	19.4	19.3	19.4	20.3	19.7	20.0
Northwest Pipeline LLC
Avg. daily transportation volumes (MMdth)	3.1	2.3	2.3	2.8	2.6	3.1	2.2	2.7
Avg. daily firm reserved capacity (MMdth)	3.8	3.8	3.8	3.8	3.8	3.8	3.7	3.8
MountainWest (3)
Avg. daily transportation volumes (MMdth)	4.2	3.2	3.8	4.2	3.9	4.3	3.2	3.8
Avg. daily firm reserved capacity (MMdth)	7.8	7.5	7.5	7.9	7.7	8.4	8.0	8.2
Gulfstream - Non-consolidated
Avg. daily transportation volumes (MMdth)	1.0	1.2	1.4	1.1	1.2	1.0	1.2	1.1
Avg. daily firm reserved capacity (MMdth)	1.4	1.4	1.4	1.4	1.4	1.4	1.4	1.4
Gathering, Processing, and Crude Oil Transportation
Consolidated (4)
Gathering volumes (Bcf/d)	0.28	0.23	0.27	0.27	0.26	0.25	0.23	0.24
Plant inlet natural gas volumes (Bcf/d)	0.43	0.40	0.46	0.46	0.44	0.45	0.27	0.36
NGL production (Mbbls/d)	28	24	28	26	27	28	17	22
NGL equity sales (Mbbls/d)	7	5	6	5	6	5	3	4
Crude oil transportation volumes (Mbbls/d)	119	111	134	130	123	118	114	116
Non-consolidated (5)
Gathering volumes (Bcf/d)	0.36	0.30	0.36	0.33	0.34	0.27	0.35	0.31
Plant inlet natural gas volumes (Bcf/d)	0.36	0.30	0.36	0.33	0.34	0.27	0.35	0.31
NGL production (Mbbls/d)	28	21	30	28	27	15	26	20
NGL equity sales (Mbbls/d)	8	3	8	7	7	3	7	5

(1) Excludes certain amounts associated with revenues and operating costs for tracked or reimbursable charges.
(2) Tbtu converted to MMdth at one trillion British thermal units = one million dekatherms.
(3) Includes 100% of the volumes associated with the MountainWest Acquisition transmission assets after the purchase on February 14, 2023, including 100% of the volumes associated with the operated equity-method investment White River Hub, LLC. Average volumes were calculated over the period owned.
(4) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(5) Includes 100% of the volumes associated with operated equity-method investments, including Discovery Producer Services.

Northeast G&P
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Gathering, processing, transportation, and fractionation revenues	$391	$431	$417	$411	$1,650	$411	$398	$809
Other fee revenues (1)	32	27	27	28	114	34	35	69
Commodity margins	5	(1)	7	1	12	11	—	11
Operating and administrative costs (1)	(101)	(101)	(115)	(107)	(424)	(108)	(108)	(216)
Other segment income (expenses) - net	—	—	(1)	(9)	(10)	(1)	3	2
Proportional Modified EBITDA of equity-method investments	143	159	119	153	574	157	153	310
Modified EBITDA	470	515	454	477	1,916	504	481	985
Adjustments	—	—	31	8	39	—	(2)	(2)
Adjusted EBITDA	$470	$515	$485	$485	$1,955	$504	$479	$983

Statistics for Operated Assets
Gathering and Processing
Consolidated (2)
Gathering volumes (Bcf/d)	4.42	4.61	4.41	4.37	4.45	4.33	4.11	4.22
Plant inlet natural gas volumes (Bcf/d)	1.92	1.79	1.93	1.93	1.89	1.76	1.77	1.77
NGL production (Mbbls/d)	144	135	144	133	139	133	136	135
NGL equity sales (Mbbls/d)	1	1	—	1	1	1	1	1
Non-consolidated (3)
Gathering volumes (Bcf/d)	6.97	7.03	6.83	6.85	6.92	6.79	6.42	6.61
Plant inlet natural gas volumes (Bcf/d)	0.77	0.93	0.99	1.01	0.93	0.98	0.94	0.96
NGL production (Mbbls/d)	54	64	71	69	65	72	70	71
NGL equity sales (Mbbls/d)	4	5	4	4	4	3	6	5

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Includes volumes associated with Susquehanna Supply Hub, the Northeast JV, and Utica Supply Hub, all of which are consolidated.
(3) Includes 100% of the volumes associated with operated equity-method investments, including the Laurel Mountain Midstream partnership, Blue Racer Midstream, and the Bradford Supply Hub and the Marcellus South Supply Hub within the Appalachia Midstream Services partnership.

West
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Net gathering, processing, transportation, storage, and fractionation revenues	$382	$373	$371	$397	$1,523	$421	$397	$818
Other fee revenues (1)	5	7	4	8	24	8	5	13
Commodity margins	(24)	18	21	19	34	12	30	42
Operating and administrative costs (1)	(115)	(122)	(122)	(144)	(503)	(139)	(148)	(287)
Other segment income (expenses) - net	23	(7)	(4)	(14)	(2)	—	(2)	(2)
Proportional Modified EBITDA of equity-method investments	33	43	45	41	162	25	36	61
Modified EBITDA	304	312	315	307	1,238	327	318	645
Adjustments	(18)	—	—	16	(2)	1	1	2
Adjusted EBITDA	$286	$312	$315	$323	$1,236	$328	$319	$647

Statistics for Operated Assets
Gathering and Processing
Consolidated (2)
Gathering volumes (Bcf/d) (3)	5.47	5.51	5.60	6.03	6.02	5.75	5.25	5.50
Plant inlet natural gas volumes (Bcf/d)	0.92	1.06	1.12	1.63	1.54	1.52	1.48	1.50
NGL production (Mbbls/d)	25	40	61	99	91	87	91	89
NGL equity sales (Mbbls/d)	6	16	22	14	14	6	8	7
Non-consolidated
Gathering volumes (Bcf/d)	0.32	0.33	0.33	—	—	—	—	—
Plant inlet natural gas volumes (Bcf/d)	0.32	0.32	0.32	—	—	—	—	—
NGL production (Mbbls/d)	37	38	38	—	—	—	—	—
NGL and Crude Oil Transportation volumes (Mbbls/d) (4)	161	217	244	250	218	220	292	256

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(3) Includes 100% of the volumes associated with the Cureton Acquisition gathering assets after the purchase on November 30, 2023. Average volumes were calculated over the period owned.
(4) Includes 100% of the volumes associated with Overland Pass Pipeline Company (an operated equity-method investment), RMM (during the first three quarters of 2023), as well as volumes for our consolidated Bluestem pipeline.

Gas & NGL Marketing Services
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Commodity margins	$265	$(2)	$38	$88	$389	$236	$3	$239
Other fee revenues	1	—	—	—	1	—	—	—
Net unrealized gain (loss) from derivative instruments	333	94	24	208	659	(95)	(106)	(201)
Operating and administrative costs	(32)	(24)	(19)	(24)	(99)	(40)	(23)	(63)
Modified EBITDA	567	68	43	272	950	101	(126)	(25)
Adjustments	(336)	(84)	(27)	(203)	(650)	88	112	200
Adjusted EBITDA	$231	$(16)	$16	$69	$300	$189	$(14)	$175

Statistics
Product Sales Volumes
Natural Gas (Bcf/d)	7.24	6.56	7.31	7.11	7.05	7.53	6.98	7.25
NGLs (Mbbls/d)	234	239	245	173	223	170	162	166

Other
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Service revenues	$3	$5	$4	$4	$16	$4	$4	$8
Net realized product sales	120	97	127	145	489	113	109	222
Net unrealized gain (loss) from derivative instruments	(6)	(11)	(1)	19	1	3	(25)	(22)
Operating and administrative costs	(48)	(54)	(58)	(65)	(225)	(51)	(50)	(101)
Other segment income (expenses) - net	5	5	10	8	28	7	9	16
Net gain from Energy Transfer litigation judgment	—	—	—	534	534	—	—	—
Proportional Modified EBITDA of equity-method investments	—	(1)	(1)	—	(2)	—	—	—
Modified EBITDA	74	41	81	645	841	76	47	123
Adjustments	6	11	1	(553)	(535)	(2)	24	22
Adjusted EBITDA	$80	$52	$82	$92	$306	$74	$71	$145

Statistics
Net Product Sales Volumes
Natural Gas (Bcf/d)	0.26	0.29	0.31	0.30	0.29	0.28	0.24	0.26
NGLs (Mbbls/d)	3	6	9	10	7	8	8	8
Crude Oil (Mbbls/d)	1	3	5	7	4	5	5	5

Capital Expenditures and Investments
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Capital expenditures:
Transmission & Gulf of Mexico	$205	$263	$382	$404	$1,254	$310	$397	$707
Northeast G&P	99	74	115	71	359	71	46	117
West	169	197	141	121	628	120	90	210
Other	72	76	52	75	275	43	46	89
Total (1)	$545	$610	$690	$671	$2,516	$544	$579	$1,123

Purchases of and contributions to equity-method investments:
Transmission & Gulf of Mexico	$8	$18	$6	$9	$41	$27	$10	$37
Northeast G&P	31	12	4	52	99	25	19	44
West	—	—	1	—	1	—	1	1
Other	—	—	—	—	—	—	—	—
Total	$39	$30	$11	$61	$141	$52	$30	$82

Summary:
Transmission & Gulf of Mexico	$213	$281	$388	$413	$1,295	$337	$407	$744
Northeast G&P	130	86	119	123	458	96	65	161
West	169	197	142	121	629	120	91	211
Other	72	76	52	75	275	43	46	89
Total	$584	$640	$701	$732	$2,657	$596	$609	$1,205

Capital investments:
Increases to property, plant, and equipment	$484	$684	$792	$604	$2,564	$509	$632	$1,141
Purchases of businesses, net of cash acquired	1,056	(3)	(29)	544	1,568	1,851	(7)	1,844
Purchases of and contributions to equity-method investments	39	30	11	61	141	52	30	82
Purchases of other long-term investments	2	1	2	1	6	2	1	3
Total	$1,581	$712	$776	$1,210	$4,279	$2,414	$656	$3,070

(1) Increases to property, plant, and equipment	$484	$684	$792	$604	$2,564	$509	$632	$1,141
Changes in related accounts payable and accrued liabilities	61	(74)	(102)	67	(48)	35	(53)	(18)
Capital expenditures	$545	$610	$690	$671	$2,516	$544	$579	$1,123

Contributions from noncontrolling interests	$3	$15	$—	$—	$18	$26	$10	$36
Contributions in aid of construction	$11	$7	$2	$8	$28	$10	$13	$23
Proceeds from sale of business	$—	$—	$348	$(2)	$346	$—	$—	$—

Non-GAAP Measures
This news release and accompanying materials may include certain financial measures – adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, available funds from operations and dividend coverage ratio – that are non-GAAP financial measures as defined under the rules of the SEC.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Such items are excluded from net income to determine adjusted income and adjusted earnings per share. Management believes this measure provides investors meaningful insight into results from ongoing operations.

Available funds from operations (AFFO) is defined as net income (loss) excluding the effect of certain noncash items, reduced by distributions from equity-method investees, net distributions to noncontrolling interests, and preferred dividends. AFFO may also be adjusted to exclude certain items that we characterize as unrepresentative of our ongoing operations.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of assets and the cash that the business is generating.

Neither adjusted EBITDA, adjusted income, nor available funds from operations are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income
(UNAUDITED)
	2023					2024
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$926	$547	$654	$1,146	$3,273	$631	$401	$1,032

Income (loss) from continuing operations - diluted earnings (loss) per common share (1)	$.76	$.45	$.54	$.94	$2.68	$.52	$.33	$.84
Adjustments:
Transmission & Gulf of Mexico
MountainWest acquisition and transition-related costs*	$13	$17	$3	$9	$42	$—	$1	$1
Gulf Coast Storage acquisition and transition-related costs*	—	—	—	1	1	10	3	13
Gain on sale of business	—	—	(130)	1	(129)	—	—	—
Total Transmission & Gulf of Mexico adjustments	13	17	(127)	11	(86)	10	4	14
Northeast G&P
Accrual for loss contingency*	—	—	—	10	10	—	(3)	(3)
Our share of operator transition costs at Blue Racer Midstream*	—	—	—	—	—	—	1	1
Our share of accrual for loss contingency at Aux Sable Liquid Products LP	—	—	31	(2)	29	—	—	—
Total Northeast G&P adjustments	—	—	31	8	39	—	(2)	(2)
West
Cureton acquisition and transition-related costs*	—	—	—	6	6	1	1	2
Gain from contract settlement	(18)	—	—	—	(18)	—	—	—
Impairment of assets held for sale	—	—	—	10	10	—	—	—
Total West adjustments	(18)	—	—	16	(2)	1	1	2
Gas & NGL Marketing Services
Impact of volatility on NGL linefill transactions*	(3)	10	(3)	5	9	(6)	5	(1)
Net unrealized (gain) loss from derivative instruments	(333)	(94)	(24)	(208)	(659)	94	107	201
Total Gas & NGL Marketing Services adjustments	(336)	(84)	(27)	(203)	(650)	88	112	200
Other
Net unrealized (gain) loss from derivative instruments	6	11	1	(19)	(1)	(2)	24	22
Net gain from Energy Transfer litigation judgment	—	—	—	(534)	(534)	—	—	—
Total Other adjustments	6	11	1	(553)	(535)	(2)	24	22
Adjustments included in Modified EBITDA	(335)	(56)	(122)	(721)	(1,234)	97	139	236
Adjustments below Modified EBITDA
Gain on remeasurement of RMM investment	—	—	—	(30)	(30)	—	—	—
Imputed interest expense on deferred consideration obligations*	—	—	—	—	—	12	12	24
Amortization of intangible assets from Sequent acquisition	15	14	15	15	59	7	7	14
	15	14	15	(15)	29	19	19	38
Total adjustments	(320)	(42)	(107)	(736)	(1,205)	116	158	274
Less tax effect for above items	78	10	25	178	291	(28)	(38)	(66)
Adjustments for tax-related items (2)	—	—	(25)	—	(25)	—	—	—
Adjusted income from continuing operations available to common stockholders	$684	$515	$547	$588	$2,334	$719	$521	$1,240
Adjusted income from continuing operations - diluted earnings per common share (1)	$.56	$.42	$.45	$.48	$1.91	$.59	$.43	$1.01
Weighted-average shares - diluted (thousands)	1,225,781	1,219,915	1,220,073	1,221,894	1,221,616	1,222,222	1,222,236	1,222,229
(1) The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.
(2) The third quarter of 2023 includes an adjustment associated with a decrease in our estimated deferred state income tax rate.
*Amounts for the 2024 periods are included in Additional adjustments on the Reconciliation of Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO).

Reconciliation of "Net Income (Loss)" to “Modified EBITDA” and Non-GAAP “Adjusted EBITDA”
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Net income (loss)	$957	$494	$684	$1,168	$3,303	$662	$426	$1,088
Provision (benefit) for income taxes	284	175	176	370	1,005	193	129	322
Interest expense	294	306	314	322	1,236	349	339	688
Equity (earnings) losses	(147)	(160)	(127)	(155)	(589)	(137)	(147)	(284)
Other investing (income) loss - net	(8)	(13)	(24)	(63)	(108)	(24)	(18)	(42)
Proportional Modified EBITDA of equity-method investments	229	249	215	246	939	228	238	466
Depreciation and amortization expenses	506	515	521	529	2,071	548	540	1,088
Accretion expense associated with asset retirement obligations for nonregulated operations	15	14	14	16	59	18	21	39
(Income) loss from discontinued operations, net of tax	—	87	1	9	97	—	—	—
Modified EBITDA	$2,130	$1,667	$1,774	$2,442	$8,013	$1,837	$1,528	$3,365

Transmission & Gulf of Mexico	$715	$731	$881	$741	$3,068	$829	$808	$1,637
Northeast G&P	470	515	454	477	1,916	504	481	985
West	304	312	315	307	1,238	327	318	645
Gas & NGL Marketing Services	567	68	43	272	950	101	(126)	(25)
Other	74	41	81	645	841	76	47	123
Total Modified EBITDA	$2,130	$1,667	$1,774	$2,442	$8,013	$1,837	$1,528	$3,365

Adjustments (1):
Transmission & Gulf of Mexico	$13	$17	$(127)	$11	$(86)	$10	$4	$14
Northeast G&P	—	—	31	8	39	—	(2)	(2)
West	(18)	—	—	16	(2)	1	1	2
Gas & NGL Marketing Services	(336)	(84)	(27)	(203)	(650)	88	112	200
Other	6	11	1	(553)	(535)	(2)	24	22
Total Adjustments	$(335)	$(56)	$(122)	$(721)	$(1,234)	$97	$139	$236

Adjusted EBITDA:
Transmission & Gulf of Mexico	$728	$748	$754	$752	$2,982	$839	$812	$1,651
Northeast G&P	470	515	485	485	1,955	504	479	983
West	286	312	315	323	1,236	328	319	647
Gas & NGL Marketing Services	231	(16)	16	69	300	189	(14)	175
Other	80	52	82	92	306	74	71	145
Total Adjusted EBITDA	$1,795	$1,611	$1,652	$1,721	$6,779	$1,934	$1,667	$3,601

(1) Adjustments by segment are detailed in the "Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income," which is also included in these materials.

Reconciliation of Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO)
(UNAUDITED)
	2023					2024
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Net cash provided (used) by operating activities	$1,514	$1,377	$1,234	$1,813	$5,938	$1,234	$1,279	$2,513
Exclude: Cash (provided) used by changes in:
Accounts receivable	(1,269)	(154)	128	206	(1,089)	(314)	44	(270)
Inventories, including write-downs	(45)	(19)	7	14	(43)	(38)	35	(3)
Other current assets and deferred charges	4	(28)	29	(65)	(60)	(9)	(3)	(12)
Accounts payable	1,017	203	(148)	(63)	1,009	309	(90)	219
Accrued and other current liabilities	318	(246)	42	(95)	19	218	(142)	76
Changes in current and noncurrent commodity derivative assets and liabilities	(82)	(37)	(53)	(28)	(200)	68	73	141
Other, including changes in noncurrent assets and liabilities	40	47	53	106	246	61	90	151
Preferred dividends paid	(1)	—	(1)	(1)	(3)	(1)	—	(1)
Dividends and distributions paid to noncontrolling interests	(54)	(58)	(62)	(39)	(213)	(64)	(66)	(130)
Contributions from noncontrolling interests	3	15	—	—	18	26	10	36
Adjustment to exclude litigation-related charges in discontinued operations	—	115	1	9	125	—	—	—
Adjustment to exclude net gain from Energy Transfer litigation judgment	—	—	—	(534)	(534)	—	—	—
Additional Adjustments *	—	—	—	—	—	17	20	37
Available funds from operations	$1,445	$1,215	$1,230	$1,323	$5,213	$1,507	$1,250	$2,757

Common dividends paid	$546	$545	$544	$544	$2,179	$579	$579	$1,158

Coverage ratio:
Available funds from operations divided by Common dividends paid	2.65	2.23	2.26	2.43	2.39	2.60	2.16	2.38

* See detail on Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income.

Reconciliation of Net Income (Loss) from Continuing Operations to Modified EBITDA, Non-GAAP Adjusted EBITDA and Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO)

	2024 Guidance			2025 Guidance
(Dollars in millions, except per-share amounts and coverage ratio)	Low	Mid	High	Low	Mid	High

Net income (loss) from continuing operations	$2,094	$2,219	$2,344	$2,373	$2,523	$2,673
Provision (benefit) for income taxes	670	695	720	735	785	835
Interest expense		1,380			1,390
Equity (earnings) losses		(535)			(610)
Proportional Modified EBITDA of equity-method investments		895			990
Depreciation and amortization expenses and accretion for asset retirement obligations associated with nonregulated operations		2,270			2,325
Other		(6)			(8)
Modified EBITDA	$6,768	$6,918	$7,068	$7,195	$7,395	$7,595
EBITDA Adjustments		32			5
Adjusted EBITDA	$6,800	$6,950	$7,100	$7,200	$7,400	$7,600

Net income (loss) from continuing operations	$2,094	$2,219	$2,344	$2,373	$2,523	$2,673
Less: Net income (loss) attributable to noncontrolling interests and preferred dividends		115			115
Net income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$1,979	$2,104	$2,229	$2,258	$2,408	$2,558

Adjustments:
Adjustments included in Modified EBITDA (1)		32			5
Adjustments below Modified EBITDA (2)		29			18
Allocation of adjustments to noncontrolling interests		—			—
Total adjustments		61			23
Less tax effect for above items		(15)			(6)
Adjusted income from continuing operations available to common stockholders	$2,025	$2,150	$2,275	$2,275	$2,425	$2,575
Adjusted income from continuing operations - diluted earnings per common share	$1.65	$1.76	$1.86	$1.85	$1.97	$2.10
Weighted-average shares - diluted (millions)		1,224			1,228

Available Funds from Operations (AFFO):
Net cash provided by operating activities (net of changes in working capital, changes in current and noncurrent derivative assets and liabilities, and changes in other, including changes in noncurrent assets and liabilities)	$5,125	$5,250	$5,375	$5,295	$5,445	$5,595
Preferred dividends paid		(3)			(3)
Dividends and distributions paid to noncontrolling interests		(215)			(235)
Contributions from noncontrolling interests		18			18
Available funds from operations (AFFO)	$4,925	$5,050	$5,175	$5,075	$5,225	$5,375
AFFO per common share	$4.02	$4.13	$4.23	$4.13	$4.25	$4.38
Common dividends paid		$2,320		5%-7% Dividend growth
Coverage Ratio (AFFO/Common dividends paid)	2.12x	2.18x	2.23x		~2.12x

(1) Adjustments reflect transaction and transition costs of acquisitions
(2) Adjustments reflect amortization of intangible assets from Sequent acquisition

Forward-Looking Statements
The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcomes of regulatory proceedings, market conditions, and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events, or developments that we expect, believe, or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in-service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•Levels of dividends to Williams stockholders;

•Future credit ratings of Williams and its affiliates;

•Amounts and nature of future capital expenditures;

•Expansion and growth of our business and operations;

•Expected in-service dates for capital projects;

•Financial condition and liquidity;

•Business strategy;

•Cash flow from operations or results of operations;

•Seasonality of certain business components;

•Natural gas, natural gas liquids, and crude oil prices, supply, and demand;

•Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties, and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•Availability of supplies, market demand, and volatility of prices;

•Development and rate of adoption of alternative energy sources;

•The impact of existing and future laws and regulations, the regulatory environment, environmental matters, and litigation, as well as our ability and the ability of other energy companies with whom we conduct or seek to conduct business, to obtain necessary permits and approvals, and our ability to achieve favorable rate proceeding outcomes;

•Our exposure to the credit risk of our customers and counterparties;

•Our ability to acquire new businesses and assets and successfully integrate those operations and assets into existing businesses as well as successfully expand our facilities, and consummate asset sales on acceptable terms;

•Whether we are able to successfully identify, evaluate, and timely execute our capital projects and investment opportunities;

•The strength and financial resources of our competitors and the effects of competition;

•The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•Whether we will be able to effectively execute our financing plan;

•Increasing scrutiny and changing expectations from stakeholders with respect to our environmental, social, and governance practices;

•The physical and financial risks associated with climate change;

•The impacts of operational and developmental hazards and unforeseen interruptions;

•The risks resulting from outbreaks or other public health crises;

•Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•Acts of terrorism, cybersecurity incidents, and related disruptions;

•Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•Changes in maintenance and construction costs, as well as our ability to obtain sufficient construction-related inputs, including skilled labor;

•Inflation, interest rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally recognized credit rating agencies, and the availability and cost of capital;

•The ability of the members of the Organization of Petroleum Exporting Countries and other oil exporting nations to agree to and maintain oil price and production controls and the impact on domestic production;

•Changes in the current geopolitical situation, including the Russian invasion of Ukraine and conflicts in the Middle East, including between Israel and Hamas and conflicts involving Iran and its proxy forces;

•Changes in U.S. governmental administration and policies;

•Whether we are able to pay current and expected levels of dividends;

•Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to, and do not intend to, update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 21, 2024, and as may be supplemented by disclosures in Part II, Item 1A. Risk Factors in subsequent Quarterly Reports on Form 10-Q.

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